UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2026

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 Liberty Avenue, Suite 1700

Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 553-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 24, 2026, EQT Corporation (“EQT”) issued a news release announcing the early tender results and upsizing of its previously announced tender offer to purchase for cash (the “Tender Offer”) certain of its outstanding 3.900% Senior Notes due 2027, 6.375% Senior Notes due 2029, 4.50% Senior Notes due 2029, 5.00% Senior Notes due 2029, 4.75% Senior Notes due 2031, 3.625% Senior Notes due 2031, 7.000% Senior Notes due 2030 and 7.500% Senior Notes due 2030 (collectively, the “Notes”). EQT has amended the Tender Offer to (i) increase the maximum aggregate purchase price, excluding accrued and unpaid interest, for all Notes that may be purchased from $1.15 billion to $1.4 billion and (ii) increase the maximum aggregate purchase price, excluding accrued and unpaid interest, for the 6.375% Senior Notes due 2029, 4.50% Senior Notes due 2029 and 5.00% Senior Notes due 2029, collectively, that may be purchased from $750 million to $1.0 billion. On March 24, 2026, EQT also issued a news release announcing the pricing of the Tender Offer and the aggregate principal amount accepted for purchase for each series of Notes. Copies of such news releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	News Release, dated March 24, 2026, issued by EQT Corporation, announcing early tender results and upsizing of the Tender Offer.
99.2	News Release, dated March 24, 2026, issued by EQT Corporation, announcing pricing of the Tender Offer.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: March 24, 2026	By:	/s/ Jeremy T. Knop
	Name:	Jeremy T. Knop
	Title:	Chief Financial Officer